UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2022

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by Lyft, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 3, 2022 (the “Original Report”) and is being filed in order to amend and supplement the Company’s disclosure under Item 2.05 of the Original Report. The Original Report otherwise remains unchanged.
Item 2.05    Costs Associated with Exit or Disposal Activities
As previously announced, on November 3, 2022, the Company committed to a plan of termination as part of the Company’s efforts to reduce operating expenses and adjust cash flows. At the time of the Original Report, the Company estimated that it would incur approximately $27 million to $32 million of restructuring and related charges primarily related to employee severance and benefits costs. The Company continues to expect to incur such charges within the previously estimated range. At the time of the Original Report, the Company further expected to record a stock-based compensation charge and corresponding payroll tax expense related to equity compensation for employees impacted by the plan of termination and restructuring charges related to the exit and sublease or cease use of certain facilities. At the time of the Original Report, the Company was unable to estimate the stock-based compensation, payroll tax and facility-related charges. The Company also announced the intention to pursue a sale of certain assets related to its first-party vehicle service business on a blog post dated November 3, 2022 available on the Company’s website. The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference.
On February 9, 2023, the Company made a determination of such information. In the fourth quarter of 2022, the Company recorded $29.5 million in employee severance and other employee costs and $9.5 million in net stock-based compensation expense. Additionally, in connection with the preparation of financial statements required to be included in the Company’s Annual Report on Form 10-K, the Company determined to record other restructuring charges related to a decision to exit and sublease or cease use of certain facilities to align with the Company’s anticipated operating needs, which include $55.3 million in impairment charges related to real estate operating lease right-of-use assets, $23.9 million in accelerated depreciation of certain fixed assets and $2.1 million in write-off of fixed assets not yet placed into service.
In the first quarter of 2023, the Company expects to finalize the exit of certain leases as part of the restructuring plan and complete a transaction for the divestiture of certain assets related to the Company’s first party vehicle services business. As a result, in the first quarter of 2023, the Company expects to record lease termination penalties of approximately $9 million and up to approximately $3 million of impairment charges related to ceasing the use of certain facilities to real estate operating lease right-of-use assets. The remaining employee related charges of the restructuring plan, which include employee severance, benefits and stock-based compensation, will not be material in the first quarter of 2023.
Forward Looking Statements
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “set up to” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K/A include, but are not limited to, statements regarding the Company’s expectations for its financial and operating performance in fiscal year 2023, and the Company’s expected costs related to restructuring and related charges, including the timing of such charges. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history. The forward-looking statements contained in this Current Report on Form 8-K/A are also subject to other risks and uncertainties, including those more fully described in the

Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that will be filed with the SEC by March 1, 2023. The forward-looking statements in this Current Report on Form 8-K/A are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	February 9, 2023	/s/ Elaine Paul
Elaine Paul
Chief Financial Officer